Exhibit 107
Calculation of Filing Fee Tables
S-3
(Form Type)

Ferguson Enterprises Inc. /DE/
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	4.800% Senior Notes due 2029	457(r)	$700,000,000.00	99.903%	$699,321,000.00	0.0001381	$96,576.23
Fees to be Paid	1	Debt	5.600% Senior Notes due 2036	457(r)	$500,000,000.00	99.743%	$498,715,000.00	0.0001381	$68,872.54
Fees to be Paid	2	Other	Guarantee of 4.800% Senior Notes due 2029	Other				0.0001381	—
Fees to be Paid	2	Other	Guarantee of 5.600% Senior Notes due 2036	Other				0.0001381	—
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts						$1,198,036,000.00		$165,448.77
	Total Fees Previously Paid								$0.00
	Total Fee Offsets								$0.00
	Net Fee Due								$165,448.77

1	(1)
These "Calculation of Filing Fee Tables" shall be deemed to update the "Calculation of Filing Fee Tables" in the Registration Statement on Form S-3 (File Nos. 333-282398 and 333-282398-01) of Ferguson Enterprises Inc. and Ferguson UK Holdings Limited, which was filed on September 30, 2024, in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended. The prospectus supplement to which this exhibit is attached is a final prospectus for the related offering.

2	(1)
These "Calculation of Filing Fee Tables" shall be deemed to update the "Calculation of Filing Fee Tables" in the Registration Statement on Form S-3 (File Nos. 333-282398 and 333-282398-01) of Ferguson Enterprises Inc. and Ferguson UK Holdings Limited, which was filed on September 30, 2024, in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended. The prospectus supplement to which this exhibit is attached is a final prospectus for the related offering.

(2)
Ferguson UK Holdings Limited has fully and unconditionally guaranteed the 4.800% Notes due 2029 and the 5.600% Notes due 2036 issued by Ferguson Enterprises Inc. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee is payable with respect to the guarantee being registered hereby.